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                 U. S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C. 20549


                                FORM 8-K


                              CURRENT REPORT


  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  APRIL 5, 2001


                                NESCO, INC.
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          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        OKLAHOMA                    000-24470              73-1296420
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 (STATE OR OTHER JURIS-        COMMISSION FILE NO.     (I.R.S. EMPLOYER
DICTION OF INCORPORATION                              IDENTIFICATION NO.)
    OR ORGANIZATION)


12331 EAST 60TH STREET           TULSA, OKLAHOMA                    74146
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           918-250-2227

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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        (a) The Registrant, NESCO, Inc., dismissed its independent accountant and engaged another independent accountant to audit the Registrant's financial statements for the fiscal year ending December 31, 2001. NESCO's Board and Audit Committee determined that, due to the Company's growth and the recommendations of several members of the investment community, the Company should engage a nationally recognized accounting firm.

                (i) Tullius Taylor Sartain & Sartain (Tullius Taylor) was engaged as the principal accountant to audit the Registrant's financial statements for the fiscal years ended December 31, 1999 and 2000. On April 5, 2001, Tullius Taylor was informed that it would no longer be the Company's independent accountant.

                (ii) The reports of Tullius Taylor on the financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

                (iii) The decision to engage new accounts was approved by the Board of Directors and Audit Committee of the Registrant.

                (iv) During the Registrant's two most recent fiscal years and any subsequent interim period preceding April 5, 2001, there were no disagreements between Registrant and Tullius Taylor on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

                (v) During the Registrant's two most recent fiscal years and the subsequent interim period, there were no "reportable events" as that term is used in Item 304(a)(1)(v) of Regulation S-K.

        (b) In selecting a new auditing firm, bids were solicited and considered by the Registrant and KPMG, LLP was selected. An engagement letter was signed April 5, 2001. During the Registrant's two most recent fiscal years and the subsequent interim period, the Registrant did not consult KPMG, LLP regarding any of the types of matters listed in Item 304(a)(2) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits

             16.1 Letter from Tullius Taylor Sartain & Sartain regarding its concurrence with the statements made by Registrant in this report.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused his report to be signed on its behalf by the duly authorized undersigned officer of the Registrant.


                                        NESCO, Inc.
Date:  April 10, 2001

                                        By: /s/ Larry G. Johnson
                                           ------------------------------------
                                           Larry G. Johnson, Vice President and
                                           Secretary-Treasurer